Calculation of Filing Fee Tables
S-1
GEORGIA BANKING CO INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	Other	33,502		$ 1,005,060.00	0.000087	$ 87.44
Fees Previously Paid	2	Equity	Common stock, par value $0.01 per share	Other	7,040,514		$ 211,215,420.00		$ 18,375.74
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 212,220,480.00		$ 18,463.18
			Total Fees Previously Paid:						$ 18,375.74
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 87.44
Offering Note
[1]	(1) The offering reflects the number of shares of common stock that the registered shareholders may offer for resale from time to time pursuant to this registration statement. The proposed maximum offering price per unit and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, and are based on a good-faith estimate of the value of the registrant's common stock. The proposed maximum offering price per unit does not necessarily represent the actual resale price of the shares. We will not receive any proceeds from the sale of shares by the selling shareholders. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

[2]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date